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SCHEDULE 14A INFORMATION

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Digital Angel Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DIGITAL ANGEL CORPORATION
490 Villaume Avenue
South St. Paul, Minnesota 55075
(651) 455-1621

Notice of Annual Meeting of Stockholders
to Be Held May 8, 2003

To the Stockholders of Digital Angel Corporation:

        Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Digital Angel Corporation, a Delaware corporation (the "Company"), will be held on Thursday, May 8, 2003 at 9:30 a.m. (local time) at the offices of Winthrop & Weinstine, P.A., 3200 Minnesota World Trade Center, 30 East Seventh Street, St. Paul, Minnesota 55101.

        At the Annual Meeting, the Company's stockholders will be asked to:

        1.    Elect five directors of the Company to serve until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation, removal or death;

        2.    Ratify the appointment of Eisner LLP as independent auditors for the fiscal year ending December 31, 2003; and

        3.    Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Only holders of record of the Company's common stock at the close of business on April 8, 2003 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

        Each of you is invited to attend the Annual Meeting in person, if possible. Whether or not you plan to attend in person, please mark, date and sign the enclosed proxy, and mail it promptly. A return envelope is enclosed for your convenience.

By Order of the Board of Directors,

James P. Santelli, Secretary

April 14, 2003

Whether or not you expect to attend the Annual Meeting,
please sign the proxy and return it in the enclosed envelope or vote by telephone or through the Internet as instructed on the proxy card.

DIGITAL ANGEL CORPORATION
490 Villaume Avenue
South St. Paul, Minnesota 55075
(651) 455-1621

PROXY STATEMENT

SELECTION OF PROXIES

        This proxy statement is being furnished to shareholders of Digital Angel Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held on May 8, 2003 and any adjournment thereof. This proxy statement and the accompanying form of proxy are being mailed to stockholders beginning on or about April 17, 2003.

        Information in this proxy statement reflects the completion of the March 27, 2002 merger of the former Digital Angel Corporation, a former subsidiary of Applied Digital Solutions, Inc. ("ADS") (Nasdaq: ADSX), with a wholly-owned subsidiary of the Company, then known as Medical Advisory Systems, Inc. In the merger, ADS received shares of the Company such that, immediately after the merger, ADS owned approximately 77% of the Company's outstanding shares of common stock. In the merger, Digital Angel Corporation became a wholly-owned subsidiary of the Company and changed its name to "Digital Angel Technology Corporation." Also in connection with the merger, the Company changed its name from "Medical Advisory Systems, Inc." to "Digital Angel Corporation." The Company also changed the last day of its fiscal year end from October 31 to December 31. Before the year ended December 31, 2002, the Company's last fiscal year was the year ended October 31, 2001. This Proxy Statement and the accompanying Annual Report to Stockholders is for the year ended December 31, 2002.

        The expense of the solicitation of proxies for the Annual Meeting, including the cost of mailing, has been or will be borne by the Company. Arrangements will be made with brokerage houses and other custodian nominees and fiduciaries to send proxies and proxy materials to their principals, and the Company will reimburse them for their expense in so doing. In addition to solicitation by mail, proxies may be solicited by telephone, telegraph or personally.

VOTING AND REVOCATION OF PROXY

        Only holders of record of the Company's Common Stock, par value $0.005 per share, at the close of business on April 8, 2003, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. On the record date, 26,767,889 shares of the Company's common stock were outstanding. Each share of common stock entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the shares of the Company's common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. Shares represented by a proxy with instructions to abstain on any matter and any proxy that indicates that the broker does not have discretionary authority to vote on one or more proposals (that is, broker non-votes) will be counted for the purpose of determining the presence of a quorum at the Annual Meeting.

        Each proxy returned to the Company will be voted according to the instructions indicated on the proxy. If no instructions are indicated, the shares will be voted (i) for the election of the nominees for the Board of Directors named in this proxy statement and (ii) for the ratification of the appointment of Eisner LLP as independent auditors for the fiscal year ending December 31, 2003. While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

        Instead of submitting a signed proxy card, stockholders may submit their proxies by telephone or through the Internet using the control number and instructions on the proxy card. Telephone and Internet proxies must be used in conjunction with, and will be subject to, the information and terms contained on the proxy card. These procedures may not be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian.

        The election of the directors set forth in Proposal 1 requires a plurality of the votes of the shares of common stock present in person or represented by proxy at the Annual Meeting. If a quorum is present, those nominees receiving a plurality of the votes cast will be elected. With respect to Proposal 2, if a quorum is present, the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting is required to approve such matter. If a proxy is returned and the stockholder has abstained from voting on any matter, the shares represented by such proxy will be included in the number of votes present and entitled to vote and will be treated as "no" votes with respect to that matter. Broker non-votes with respect to any matter are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote such shares.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

  •
  giving written notice of such revocation to the Secretary of the Company before or at the Annual Meeting before a vote is taken;

  •
  delivering another written proxy bearing a later date; or

  •
  attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

PROPOSAL 1
ELECTION OF DIRECTORS

        The business and affairs of the Company are managed under the direction of its Board of Directors. The Company's Bylaws provide that the Board of Directors shall consist of at least three members. The Board of Directors currently consists of five members. Each Director is elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation, death or removal.

        Stockholders will be asked at the Annual Meeting to elect five Directors. The Board has nominated the five individuals named below to serve as Directors of the Company. The nominees comprise the entire Board, and all nominees now serve as Directors of the Company. Immediately following the merger described above, the Company's Board of Directors changed the number of Directors serving on the board from seven to five members, and each of the Directors serving as a Director immediately before the merger, with the exception of Richard J. Sullivan, resigned from office and simultaneously appointed their successors.

        All nominees have indicated a willingness to serve, if elected. If any nominee becomes unable to serve before the Annual Meeting, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named in the proxy.

        The following sets forth certain information as of March 31, 2003 regarding the nominees for the Board of Directors:

Name	Positions with the Company	Age
Randolph K. Geissler	President, Chief Executive Officer and Director	42
Richard J. Sullivan	Director and Chairman of the Board	63
Richard S. Friedland	Director	52
Kenneth D. Larson	Director	62
Howard S. Weintraub, Ph.D.	Director	59

Stockholder Approval

        The affirmative vote of a plurality of the shares of common stock of the Company represented at the Annual Meeting either in person or by proxy, assuming a quorum is present, is required for the election of a Director.

        The Board of Directors recommends that the stockholders vote for the election of the nominees for the Board of Directors as set forth in Proposal 1.

INFORMATION CONCERNING DIRECTORS
AND EXECUTIVE OFFICERS

Directors

        Each nominee for election to the Company's Board of Directors is presently serving as a Director of the Company. The following discussion sets forth information concerning the nominees for Directors of the Company.

        Randolph K. Geissler has served as President and Chief Executive Officer of the Company since March 27, 2002, which was the effective date of the merger between a wholly-owned subsidiary of the Company and the former Digital Angel Corporation. From September 2000 until March 27, 2002, he was Chief Executive Officer of the former Digital Angel Corporation. From 1993 until the merger of Destron Fearing Corporation with ADS in September 2000, Mr. Geissler served as Chief Executive Officer of Destron Fearing Corporation, a publicly-held company. He was Interim Chief Executive Officer of Destron Fearing Corporation from March 1, 1993 until November 12, 1993 under a transition services agreement signed in conjunction with the merger of a wholly-owned subsidiary of Destron/IDI, Inc. and

Fearing Manufacturing Co., Inc. ("Fearing") in November 1993, when Destron/IDI, Inc. changed its name to Destron Fearing Corporation. Mr. Geissler is also the President and Chief Executive Officer of Fearing, a position he has held since 1987. Prior to 1987, he held a variety of positions with Fearing, including sales representative, production manager and director of research. He is a manager (Chief Executive Officer) and one of two governors of Digital Angel Holdings, LLC, which is owned by the Company and was formed to own the Company's headquarters located in South St. Paul, Minnesota. Mr. Geissler received his degree in Veterinary Animal Science from the University of Wisconsin-River Falls in 1982.

        Richard J. Sullivan is Chairman of the Board of Directors of the Company. He has served on the Company's Board of Directors since March 27, 2002. From 1993 until March 21, 2003, Mr. Sullivan was Chairman of the Board and Chief Executive Officer of ADS, a publicly-held company. He served as a director of the former Digital Angel Corporation since the merger of Destron Fearing Corporation with a wholly-owned subsidiary of ADS in September 2000. Mr. Sullivan is also Chairman of Great Bay Technology, Inc. From August 1989 to December 1992, Mr. Sullivan was Chairman of the Board of Directors of Consolidated Convenience Systems, Inc., Springfield, Missouri. He has been the Managing General Partner of The Bay Group, a mergers and acquisitions firm in New Hampshire, since February 1995. Mr. Sullivan was formerly Chairman and Chief Executive Officer of Manufacturing Resources, Inc., an MRP II software company in Boston, Massachusetts, and he was Chairman and Chief Executive Officer of Encode Technology, a computer-aided manufacturing company, in Nashua, New Hampshire from February 1984 to August 1986.

        Richard S. Friedland has served on the Board of Directors of the Company since March 27, 2002. He is Chairman of the Company's Audit Committee. He served on the Board of Directors of ADS from October 1999 until March 27, 2002. Since October 1997, Mr. Friedland has been an independent consultant. Mr. Friedland was previously associated with General Instrument Corporation. During his 19-year tenure with General Instrument Corporation, Mr. Friedland held several executive positions, including Chief Financial Officer, President and Chief Operating Officer. In 1995, he was appointed Chairman of the Board and Chief Executive Officer of General Instrument Corporation. He currently serves on the boards and audit committees of several development-stage companies. Mr. Friedland earned a Bachelor of Science degree in Accounting from Ohio State University in 1972 and a Masters Degree in Business Administration from Seton Hall University in 1985.

        Kenneth D. Larson is Chairman of Restaurant Technologies, Inc., Chief Executive Officer of Classic Space, Inc., and Secretary/Treasurer of Austin Lodge, LLC, all of which are private companies. He has served as a Director of the Company since March 27, 2002 and is a member of the Company's Audit and Compensation Committees. Mr. Larson served as President and Chief Operating Officer of Polaris Industries, Inc. ("Polaris") from 1988 until his retirement in September 1998. Polaris is a publicly-held company that designs, engineers, manufactures, and markets snowmobiles, all-terrain vehicles (ATVs), and personal watercraft for recreational and utility use. He previously held management positions with Toro Company, Allis-Chalmers Corp., General Electric Company, and Gehl Company. Mr. Larson is a Director of Featherlite, Inc., where he serves on the audit committee and is chairman of the compensation committee. Featherlite, Inc. is a publicly-held company that designs, markets and manufactures custom-made and standard model specialty aluminum and steel trailers and custom luxury motorcades. Mr. Larson is also a director of Nortech Systems, Inc., an electronic manufacturing sub-contractor that is publicly-held. He serves on the Nortech Systems, Inc. audit committee and is chairman of its compensation committee.

        Howard S. Weintraub, Ph.D. is Vice President, R&D, Corporate Staff for C.R. Bard, Inc., a medical device company (NYSE: BCR). He has been a Director of the Company since March 27, 2002 and is a member of the Company's Audit and Compensation Committees. From 1988 to 1998, he held senior research and technology management positions at Bristol-Meyers Squibb. Dr. Weintraub was previously associated with the Ortho Pharmaceutical Corporation, a Johnson and Johnson company, from 1973 until 1988, where he held senior research management positions. He has also authored or co-authored over 50 publications and abstracts. Dr. Weintraub previously served as chairman of the Industrial Pharmaceutical Technology Section of the AAPS (formerly AphA) and was the chairman of the Drug Metabolism subsection of the Research and Pharmaceutical Manufacturers' Association. Dr. Weintraub earned a Bachelor of Science Degree in Pharmacy from Columbia University and his Ph.D. in biopharmaceutics from the State University of New York at Buffalo. He was a Board Advisor to the Swiss biotechnology firm, Modex Therapeutics.

        Directors of the Company are elected annually to serve until the next annual meeting of stockholders or until their earlier resignation, death or removal. There is no family relationship between any of the directors or executive officers of the Company.

Board Actions and Committees

        It is the Company's understanding that from January 1, 2002 until March 27, 2002, the Board held no formal meetings and adopted resolutions by written action five times. From March 27, 2002 until December 31, 2002, the Board had three formal meetings and adopted resolutions by written action six times. The Board has an Audit Committee and a Compensation Committee but no nominating committee.

Audit Committee

        From January 1, 2002 until March 27, 2002, the Company's Audit Committee consisted of Messrs. Robert C. Goodwin, Jr. and Richard F. Seelig. Messrs. Goodwin and Seelig were "independent" members of the Audit Committee, as the term "independent" is defined as Section 121(A) of the Listing Standards of The American Stock Exchange. Effective March 27, 2002, Messrs. Goodwin and Seelig resigned from the Board and the Audit Committee, and Messrs. Richard S. Friedland and Kenneth D. Larson were appointed to the Audit Committee. In August 2002, the Board appointed Howard S. Weintraub, Ph.D. to the Audit Committee. Messrs. Friedland and Larson and Dr. Weintraub are "independent" members of the Audit Committee within the meaning of Section 121(A) of The American Stock Exchange Listing Standards. It is the Company's understanding that the Audit Committee did not meet during the period from January 1, 2002 until March 27, 2002. From March 27, 2002 through December 31, 2002, the Audit Committee met five times, and all members of the Audit Committee attended each meeting.

        The Audit Committee recommends annually to the Board of Directors the engagement of independent auditors, approves professional services provided by the independent auditors, considers the range of audit and any non-audit fees, and reviews the adequacy of the Company's internal accounting controls and major accounting or financial reporting matters. The Audit Committee also reviews all reports and financial information submitted to the United States Securities and Exchange Commission and any significant disagreements between management and the independent auditors in connection with the preparation of the Company's financial statements. The Committee reviews with the Company's legal counsel all legal and regulatory matters which may have a significant impact on the Company's financial statements. The Audit Committee determined that the provision of non-audit services by the independent auditors in 2002 was compatible with maintaining the independent auditors' independence.

Compensation Committee

        From January 1, 2002 until March 27, 2002, the Compensation Committee consisted of Messrs. Robert C. Goodwin, Jr. and Paul R. Sanberg. Effective March 27, 2002, Messrs. Goodwin and Sanberg resigned from the Board and the Compensation Committee, and the Board of Directors appointed Mr. Kenneth D. Larson and Howard S. Weintraub, Ph.D. to the Compensation Committee. The Compensation Committee determines compensation for senior management, advises the Board of Directors on the adoption and administration of employee benefit and compensation plans and administers the March 1998 Amended and Restated Employee and Directors Stock Plan (the "1998 Stock Plan") and the Amended and Restated Digital Angel Corporation Transition Stock Option Plan approved by the Board and the Company's stockholders in 2002 (the "2002 Stock Plan"). It is the Company's understanding that the Compensation Committee did not meet during the period from January 1, 2002 until March 27, 2002. The Compensation Committee did not meet during the period from March 27, 2002 through December 31, 2002.

Directors' Compensation

        From January 1, 2002 until April 1, 2002, the Company reimbursed non-management directors for costs and expenses they incurred in connection with their attendance and participation at meetings of the Board of Directors and for other travel expenses incurred on the Company's behalf. During this three-month period, the Company compensated each non-management Director $1,000 for each meeting of the Board and $500 for each meeting of the Audit Committee and the Compensation Committee attended by such Director.

        Effective April 1, 2002, the Board determined to pay to each member of the Company's Board of Directors who is not an employee or officer of the Company or an "affiliate" of the Company (as the term "affiliate" is defined in the Company's 2002 Stock Plan) $5,000 per quarter, plus $1,000 each calendar quarter for each Committee of the Board on which the Director serves, plus $1,000 for each meeting of the Board of Directors that a Board member attends that is not a regularly-scheduled Board meeting. The Company also reimburses such directors for reasonable expenses incurred by them in rendering their duties as directors of the Company, subject to such reimbursement practices and procedures as the Company reasonably imposes.

        Under these arrangements, the following non-employee Directors received the following amounts during 2002: Robert C. Goodwin, Jr. ($1,000), Richard F. Seelig ($500), Paul R. Sanberg ($1,500), George E. Harris, IV ($0), Richard J. Sullivan ($0), Richard S. Friedland ($20,500), Kenneth D. Larson ($23,500), and Howard S. Weintraub, Ph.D. ($22,500). In addition, on June 27, 2002, options to purchase the following number of shares were granted to the following non-employee directors of the Company under the 2002 Stock Plan: Richard J. Sullivan (1,000,000 shares), Richard S. Friedland (250,000 shares), Kenneth D. Larson (250,000 shares) and Howard S. Weintraub, Ph.D. (250,000 shares). The exercise price of the options is $3.39 per share, which was equal to the fair market value on the date of grant. These options have a term of ten (10) years, vest as to 100% of the shares subject to the options on June 26, 2003 but only if such Directors are then Directors of the Company, and are not "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 ("Code"). The Company's stockholders approved the grant of these options at the annual meeting held on October 22, 2002.

Executive Officers

        The following discussion sets forth information as of March 31, 2003 about Messrs. James P. Santelli, Dale L. Hutchins and Kevin L. Neisuwma, who are executive officers but not Directors of the Company.

Name	Positions with the Company	Age
James P. Santelli	Vice President—Finance, Chief Financial Officer, Treasurer and Secretary	55
Dale L. Hutchins, Ph.D.	Corporate Vice President	40
Kevin L. Nieuwsma	Corporate Vice President	35

        James P. Santelli has been Vice President-Finance, Chief Financial Officer, Treasurer and Secretary of the Company since March 27, 2002. He is a manager (Chief Financial Officer) and one of two governors of Digital Angel Holdings, LLC. He was Vice President-Finance and Chief Financial Officer of the former Digital Angel Corporation since September 2000. Mr. Santelli joined the former Digital Angel Corporation (then named Destron Fearing Corporation) in September 1999 as Vice President-Finance and Chief Financial Officer. From October 1998 until September 1999, he was Chief Operating Officer of Doorlite, Inc., a manufacturer of specialty door glass with approximately $40 million in annual revenues. From November 1995 until October 1998, Mr. Santelli was Chief Financial Officer and Vice President, Finance of Hartzell Manufacturing, Inc., a manufacturer of custom plastic injected and metal die cast parts with approximately $90 million in annual revenue. From December 1994 until November 1995, he was a Strategy Consultant for Continental Financial Management Corp., which was a start-up asset financing company. Mr. Santelli has a Bachelor's degree in Economics from Carleton College and an MBA in Finance from Cornell University.

        Dale L. Hutchins, Ph.D. has been Corporate Vice President of the Company since November 11, 2002 and has been President of its Medical Systems Division since March 27, 2002 and Chief Administrative Officer of the Company since February 2003. Until March 27, 2002, he had served as the Executive Vice President and Chief Operating Officer of Medical Advisory Systems, Inc. for more than a decade. Dr. Hutchins has over 22 years of experience in management, operations, technology and marketing, particularly in areas related to call center operations, remote healthcare, and emergency disaster planning/management. He holds a Ph.D. in Business Administration, as well as varied healthcare-related credentials. He is active in a wide range of charitable and volunteer organizations.

        Kevin L. Nieuwsma has been Corporate Vice President since November 11, 2002. He has primary responsibility for the Company's radio frequency identification (RFID) business. Since joining the Company in June 1993, he has held various sales and marketing positions, including Manager of Electronic ID Sales, Manager of North American Companion Animal Sales, and Director of Strategic Development. From 1990 to 1993, Mr. Nieuwsma was Regional Sales Representative for Iowa Veterinary Supply Co. Mr. Nieuwsma has a Bachelor of Sciences degree with majors in Business Administration and Economics from Morningside College.

Executive Compensation

        The following table sets forth the compensation earned from the Company by Randolph K. Geissler, the President and Chief Executive Officer of the Company since March 27, 2002; Thomas M.

Hall, M.D., M.I.M., who was Chief Executive Officer of the Company from January 1, 2002 until March 27, 2002; and the other four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in 2002 (the "Named Executive Officers"), for each of the years ended December 31, 2002, 2001 and 2000:

Summary Compensation Table

	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Year	Salary($)	Bonus($)		Other Annual Compensation($)		Shares of Stock Underlying Options(#)	All Other Compensation($)
Randolph K. Geissler(1) President and Chief Executive Officer	2002 2001 2000	244,940 -0- -0-	37,500 -0- -0-	(2)	48,800 -0- -0-	(3)	1,000,000 -0- -0-	-0- -0- -0-
Thomas M. Hall, M.D., M.I.M.(4) Ex-Chief Executive Officer and Chief Physician	2002 2001 2000	260,000 260,000 259,870	-0- -0- -0-		-0- 1,000 1,000	(5) (5)	-0- 150,000 30,000	1,205,588 -0- -0-	(6)
James P. Santelli(7) Vice President—Finance and Chief Financial Officer	2002 2001 2000	175,000 -0- -0-	-0- -0- -0-		-0- -0- -0-		250,000 -0- -0-	-0- -0- -0-
Dale L. Hutchins, Ph.D.(8) Ex-Executive Vice President and Chief Operating Officer; Current Corporate Vice President	2002 2001 2000	140,000 140,000 116,793	-0- -0- -0-		-0- -0- 23,072	(9)	100,000 50,000 80,000	-0- -0- -0-
Kevin L. Nieuwsma(10) Corporate Vice President	2002 2001 2000	134,954 -0- -0-	-0- -0- -0-		-0- -0- -0-		100,000 -0- -0-	-0- -0- -0-
Ronald W. Pickett(11) Ex-Chairman of the Board, President and Treasurer	2002 2001 2000	180,000 180,000 149,870	-0- -0- -0-		-0- -0- 25,800	(9)	-0- 150,000 30,000	998,016 -0- -0-	(12)
Amro Albanna(13) Ex-President of Digital Angel Systems, a Division of the Company	2002 2001 2000	175,000 -0- -0-	-0- -0- -0-		-0- -0- -0-		250,000 -0- -0-	-0- -0- -0-

(1)
Mr. Geissler became President and Chief Executive Officer effective March 27, 2002.

(2)
Accrued in 2002 and paid in 2003.

(3)
Consists of (i) $45,385 of Mr. Geissler's $5,000 per month flexible perquisite allowance payable beginning March 27, 2002, of which $25,385 was paid and $20,000 is accrued but not paid, and (ii) a $3,415 vehicle allowance. See "—Employment Agreements."

(4)
Dr. Hall was Chief Executive Officer during 2000 and 2001 and from January 1, 2002 until March 27, 2002. He is currently a non-executive officer employee of the Company.

(5)
Received as compensation through Hall & Associates, P.A., an affiliate. The Company had an agreement with Hall & Associates, P.A. under which Hall & Associates, P.A. provided the Company with medical staff personnel. This agreement was terminated on July 1, 2002.

(6)
Consists of amounts accrued but not paid to Dr. Hall under his employment agreement that will become payable to Dr. Hall when his employment with the Company is terminated. See "—Employment Agreements."

(7)
Mr. Santelli became Vice President—Finance and Chief Financial Officer on March 27, 2002.

(8)
Mr. Hutchins was Executive Vice President and Chief Operating Officer from January 1, 2002 until March 27, 2002 and became Corporate Vice President on November 11, 2002.

(9)
Received as compensation through DocTalk, LLC and Doc-Talk, Inc., wholly-owned subsidiaries of the Company.

(10)
Mr. Nieuwsma became Corporate Vice President on November 11, 2002.

(11)
Mr. Pickett was Chairman, President and Treasurer during 2000 and 2001 and from January 1, 2002 until March 27, 2002.

(12)
Consists of (i) $718,520 accrued but not paid to Mr. Pickett under his employment agreement, (ii) $250,000 paid to Mr. Pickett under his employment agreement when he left the employment of the Company, and (iii) a $29,496 lease payout for Mr. Pickett's leased car. See "—Employment Agreements."

(13)
Mr. Albanna was an executive officer of the Company from June 27, 2002 until February 14, 2003.

        The following table sets forth information concerning grants of stock options in the year ended December 31, 2002 to the Named Executive Officers. All grants of options were made under the Company's 2002 Option Plan. No options were granted in 2002 under the Company's 1998 Stock Plan.

Stock Option Grants in 2002
Individual Grants

			Percent of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
				Exercise or Base Price ($/sh)
	Securities Underlying Options Granted (#)
Name					Expiration Date
						5% ($)	10% ($)
Randolph K. Geissler	1,000,000	(1)(2)	46.3%	3.39	6/26/2012	2,131,953	5,402,787
James P. Santelli	250,000	(1)	11.6%	3.39	6/26/2012	532,988	1,350,697
Ronald W. Pickett	-0-		0%	-0-	—	-0-	-0-
Thomas M. Hall	-0-		0%	-0-	—	-0-	-0-
Dale L. Hutchins	100,000	(3)	4.6%	3.39	6/26/2012	213,195	540,279
Kevin L. Nieuwsma	100,000	(3)	4.6%	3.39	6/26/2012	213,195	540,279
Amro Albanna	250,000	(4)	11.6%	3.39	6/26/2012	532,988	1,350,697

(1)
On June 27, 2002, the Board approved the grant to Messrs. Geissler and Santelli of options to purchase shares of common stock at an exercise price at $3.39 per share, which is equal to the last per share sale price of the Company's common stock as quoted on The American Stock Exchange on June 27, 2002. The options have a term of 10 years, will vest as to a 100% of the shares subject to the options on June 26, 2003 but only if such officers are then officers of the Company, and are not "incentive stock options" under the Code.

(2)
Does not include options granted by ADS to Mr. Geissler on February 4, 2002 to purchase 200,000 shares of common stock of ADS at an exercise price of $0.32 per share. The options became exercisable on February 4, 2003.

(3)
On June 27, 2002, the Board approved the grant to Messrs. Hutchins and Nieuwsma of options to purchase shares of common stock at an exercise price of $3.39 per share. The options have a term of 10 years, will vest as to 33 1/3% of the shares subject to the option on each of June 26, 2003, June 26, 2004 and June 26, 2005 but only if such officers are then officers of the Company on each of such dates, and are not "incentive stock options" under the Code.

(4)
On June 27, 2002, the Board approved the grant to Mr. Albanna of an option to purchase 250,000 shares of common stock at an exercise price of $3.39 per share. The option had a term of 10 years, was to vest as to 33 1/3% of the shares subject to the option on each of June 26, 2003, June 26, 2004 and June 26, 2005 but only if Mr. Albanna was an employee of the Company on each of such dates, and was not an "incentive stock option" under the Code. The option terminated without vesting upon termination of Mr. Albanna's employment with the Company on February 14, 2003.

        The following table sets forth information concerning stock options exercised in the year ended December 31, 2002 and held as of December 31, 2002 by the Named Executive Officers.

Aggregated Option Exercises In Last Fiscal Year
and Fiscal Year-End Option Values

				Number of Unexercised Options at Fiscal Year End(#)			Value of Unexercised In-the- Money Options at Fiscal Year End($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)
				Exercisable		Unexercisable	Exercisable		Unexercisable
Randolph K. Geissler	-0-	-0-		937,500	(2)(3)	1,000,000	1,661,250	(3)	-0-
James P. Santelli	94,000	302,968	(2)	140,375		250,000	248,744		-0-
Thomas M. Hall	95,000	141,896	(2)	285,000		-0-	215,250		-0-
Dale L. Hutchins	14,000	27,640	(2)	141,000		100,000	22,550		-0-
Kevin L. Nieuwsma	-0-	-0-		140,625		100,000	248,906		-0-
Ronald W. Pickett	-0-	-0-		350,000		-0-	-0-		-0-
Amro Albanna	-0-	-0-		182,813		250,000	343,323		-0-

(1)
Based on the difference between the December 31, 2002 closing price of $2.55 as reported on The American Stock Exchange and the exercise prices of the options.

(2)
Based on the difference between the closing prices on the dates of exercise of the options as reported on The American Stock Exchange and the exercise price of the options.

(3)
Does not include options granted by ADS to Mr. Geissler to purchase 200,000 shares of common stock of ADS at an exercise price of $0.32 per share, which had a value of $18,000 at December 31, 2002 based on the difference between the exercise price and the December 31, 2002 closing price of $0.41 as reported on The Nasdaq National Market.

401(k) Profit Sharing Plan and Trust

        The Company maintains a 401(k) profit sharing plan for the benefit of eligible employees and their beneficiaries in which executive officers participate on the same basis as all other employees, subject to certain overall and specific anti-discrimination restrictions. An employee is eligible to participate in the 401(k) plan after completing 60 days of service. The plan is a defined contribution profit sharing plan designed to be funded with both Company and employee contributions. Employees may voluntarily contribute up to 15% of their annual pay into the plan, not to exceed an annual dollar limitation, which was $11,000 in 2002. Employees may make contributions by payroll deductions. The Company has the option to make matching contributions each year for eligible employees. The amount of any matching contribution by the Company is determined by the Company. Distributions from the 401(k) plan are available only after reaching the age of 59 1/2 years (for salary deferral accounts) or termination of employment.

        No amounts were paid or distributed during 2002 by the 401(k) plan to the Named Executive Officers. The Company contributed no benefit amounts under the plan for the Named Executive Officers or any other employees during 2002, 2001 or 2000.

Stock Plans

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table sets forth certain information as of December 31, 2002 with respect to Company's 1998 Stock Plan and 2002 Stock Plan and certain warrants granted by the Company:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	6,666,593	$2.24	2,136,876
Equity compensation plans not approved by security holders(2)	2,438,726	$2.99	233,010
Total	9,105,319	$2.44	2,369,886

(1)
Consists of only the 2002 Stock Plan, which is described below under the subheading "—2002 Stock Plan."

(2)
Consists of the 1998 Stock Plan, which is described below under the subheading "—1998 Stock Plan," and outstanding warrants to purchase 1,288,906 shares.

2002 Stock Plan

        The following is a summary of the terms of the 2002 Stock Plan and is qualified in its entirety by reference to the 2002 Stock Plan.

        Effective April 11, 2002, the Company's Board of Directors adopted the 2002 Stock Plan, subject to approval by the stockholders of the Company, and reserved 5,195,312 shares of Common Stock for issuance under the 2002 Stock Plan. On October 22, 2002, the Company's stockholders approved the 2002 Stock Plan and approved amendments to the 2002 Stock Plan increasing the number of shares reserved for issuance to 11,195,312 shares and allowing the Company's Board to designate participants in the 2002 Stock Plan. As of March 10, 2003, 11,195,312 shares of common stock were reserved for issuance under the 2002 Stock Plan, awards consisting of options to purchase 6,183,780 shares of common stock were outstanding under the 2002 Stock Plan, and there were no other awards outstanding. The Board of Directors and the Board's Compensation Committee, currently consisting of Mr. Kenneth D. Larson and Howard S. Weintraub, Ph.D., administer the 2002 Stock Plan. Benefits under the 2002 Stock Plan may be granted to only employees and directors of the Company and its affiliates, consisting of approximately 250 individuals. The participants are those persons who are selected by the Board or the Committee.

        The 2002 Stock Plan permits the Board or the Committee to grant benefits in the form of stock options, stock appreciation rights, restricted stock, cash awards, performance-based awards or any combination thereof. Any of such awards may, as determined by the Board or the Committee, be granted in a manner such that they qualify for the performance-based compensation exemption of Section 162(m) of the Code.

        Options granted under the 2002 Stock Plan may be either "incentive stock options" which satisfy the requirements of Section 422 of the Code or "non-qualified stock options" which are not intended to meet such requirements. Incentive stock options may be granted only to participants who are employees of the Company or its affiliates as of the date of grant. The Board or the Committee determines the per share option exercise price subject to the requirements imposed by the Code and the 2002 Stock Plan. The 2002 Stock Plan and the Code provide that the exercise price for shares under any incentive stock option shall not be less than the fair market value of the shares at the time the option is granted. The 2002 Stock Plan provides that the exercise price for shares under non-qualified stock options shall not be less than 85% of the fair market value of the shares at the time the option is granted. Options may be exercised at such time or times and subject to such terms and conditions as are determined by the Board or the Committee. However, incentive stock options may not be exercised more than ten years after the date they are granted.

        Unless permitted by the Board or the Committee, each benefit granted under the 2002 Stock Plan is not transferable other than by will or other laws of descent and distribution and is exercisable during the participant's lifetime only by the participant. Unless otherwise determined by the Board or the Committee, in the event of a "change of control" (as that term is defined in the 2002 Stock Plan), all options and other awards then outstanding under the 2002 Stock Plan will become fully vested.

        The Board of Directors has the sole right and power to amend the 2002 Stock Plan at any time. However, it cannot amend the 2002 Stock Plan without approval of the Company's stockholders in a manner which would cause options which are intended to qualify as incentive stock options to fail to qualify as such, in a manner which would cause the 2002 Stock Plan to fail to meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, or in a manner which would violate applicable law. The plan has no specific term and will continue in full force and effect until terminated. The 2002 Stock Plan may be terminated at any time by the Board.

1998 Stock Plan

        Effective March 1, 1998, the Board of Directors of Medical Advisory Systems, Inc. adopted the Amended and Restated Employee and Director Stock Option Plan ("1998 Stock Plan"). The 1998 Stock Plan and the Board's amendments to the 1998 Stock Plan were not submitted to the Company's stockholders for their approval. Only options that are not incentive stock options may be granted under the 1998 Stock Plan. The exercise price per share of common stock under each option granted under the 1998 Stock Plan must not be less than the fair market value of the common stock at the close of business on the date the option is granted. Under the 1998 Stock Plan, "fair market value" is the average of the highest and lowest price for a share of common stock as quoted on The American Stock Exchange on the last trading date immediately before the date of the grant. The exercise price of an option may be paid with cash or a certified check, or with the surrender of shares of common stock having a fair market value on the date of exercise equal to that portion of the purchase price for which payment in cash or by certified check is not made.

        Upon termination of employment except by death or in connection with a "change of control," an employee has three months after cessation of employment to exercise his options under the 1998 Stock Plan to the extent that such employee is entitled to exercise them on the date of cessation of employment. Upon a "change of control," all vested options immediately vest and are exercisable. The merger of the former Digital Angel Corporation with the wholly-owned subsidiary of the Company on March 27, 2002 triggered the vesting of options to purchase 600,000 shares under the 1998 Stock Plan. Upon an option holder's death while employed by the Company, or within three months after having retired with the consent of the Company, the employee's executors or administrators or the legatees or heirs of his estate have the right to exercise the options that are vested and not exercised to the extent that the deceased employee was entitled to exercise the options on the date of his death. However, no options are exercisable more than 10 years from the date they are granted. The plan expires on March 1, 2008. Under the 1998 Stock Plan, options may be granted to officers, directors, employees, advisors and consultants who render services to the Company. As of March 10, 2003, 1,650,000 shares of common stock were reserved for issuance under the 1998 Stock Plan, and options to purchase 1,044,820 shares were outstanding under the 1998 Stock Plan.

Employment Agreements

Employment Agreements with Former Executive Officers of Medical Advisory Systems, Inc.

        Before March 27, 2002, the effective date of the merger, the Company entered into employment agreements with Ronald W. Pickett and Thomas M. Hall, M.D. On October 26, 2001, the Company signed amendments to the employment agreements with each of Mr. Pickett and Dr. Hall that reflected both certain prior oral amendments to the employment agreements and additional amendments. The amendments confirmed the extension of the term of each of Mr. Pickett's and Dr. Hall's employment agreement through October 31, 2006 and established that Mr. Pickett would receive an annual salary of at least $180,000 and Dr. Hall would receive an annual salary of at least $260,000 throughout the term of their employment agreements. The amendments also provide that if Mr. Pickett's or Dr. Hall's employment was terminated or they resigned at any time following a "change of control" of the Company, each of Mr. Pickett and Dr. Hall would be entitled to a $250,000 payment, plus an amount equal to all salary and other benefits that would have been paid under the employment agreement for the remainder of the term of their agreements as though no termination or resignation occurred, plus an amount equal to the value of the fringe benefits, such as medical and dental insurance and use of an automobile, to which Mr. Pickett and Dr. Hall otherwise would have been entitled under their employment agreements for the remainder of the term, plus participation in any profit sharing, stock option or similar plans. These payments are due 30 days after termination of employment. The definition of change of control in the employment agreements also was amended to include any consolidation, merger or share exchange, regardless of whether the Company was the surviving corporation, in which any or affiliated person acquires in excess of 20.0% of the combined voting power of the then-outstanding securities of the Company.

        Under the amended employment agreements, the merger of the Company's wholly-owned subsidiary with the former Digital Angel Corporation constituted a change of control. Therefore, each of Mr. Pickett and Dr. Hall is entitled to a $250,000 payment from the Company plus the salaries and other benefits for the remaining term of their employment agreements upon the termination of their employment with the Company. Mr. Pickett resigned his position with the Company on March 27, 2002, and the Company paid to him the $250,000 amount due under his agreement and accrued for but did not pay the additional amounts due under his agreement. Because Dr. Hall remains an employee of the Company, the Company accrued for but did not pay the amounts that would be due to him under his agreement when his employment with the Company is terminated. These accrued and paid amounts are included in the Summary Compensation Table under "All Other Compensation." The Company is negotiating with Dr. Hall and Mr. Pickett regarding the payment of the accrued amounts.

Employment Agreements with the Company's Current Executive Officers

        The Company entered into an employment agreement with Randolph K. Geissler, the Company's President and Chief Executive Officer, dated as of March 8, 2002. The term of the employment agreement is five years, ending on March 7, 2007. On each anniversary date of the employment agreement, unless either party notifies the other at least 30 days before such an anniversary date, the term of the agreement automatically renews for successive additional one-year terms, which are added at the end of the then-existing term. The agreement provides that the Company will pay to Mr. Geissler an annual salary of not less than $250,000 and an annual bonus of not less than $50,000, plus such bonuses, incentive compensation and other compensation, if any, as the Company's Board or committee of the Board shall determine. In addition, under the agreement, the Company is to pay to Mr. Geissler monthly payments of $5,000 as a flexible perquisite allowance to be used by Mr. Geissler for such purposes as he shall determine. Upon a "change in control," as defined in the employment agreement, Mr. Geissler may terminate his employment at any time within one year after such change of control upon 15 days' notice. In that case, the Company must pay to Mr. Geissler a severance payment equal to three times the base amount as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, minus $1.00 (currently a total of approximately $750,000). Also upon a change of control, all outstanding stock options held by Mr. Geissler would become fully exercisable. The employment agreement with Mr. Geissler also provides that upon the occurrence of a change in control, the Company is to pay to him $4,000,000 within 10 days of the effective date of the change in control. The Company may pay such amount in cash, with the Company's common stock or with a combination of cash and common stock. Under the agreement, Mr. Geissler may make an election at least 10 days before each March 8 that the agreement is in effect to select the amount or percentage, if any, of his salary for the 12-month period beginning on such March 8 that he wants to be paid in common stock of the Company. If he makes no election, his salary is paid in cash. The employment agreement also includes confidentiality, non-compete and assignment of invention clauses.

        Effective as of April 1, 2002, the Company entered into an employment agreement with Mr. James P. Santelli, its Vice President, Finance and Chief Financial Officer. The agreement has a term of three years. The term is automatically renewed for successive one-year terms on each anniversary date of the agreement, which is added at the end of the then existing term, unless either party notifies the other at least 60 days prior to such an anniversary date. The agreement provides that the Company shall pay to Mr. Santelli a base salary of $175,000 per year and that he is entitled to participate in any of the Company's benefit and deferred compensation plans or programs as are from time to time available to officers of the Company. The agreement contains confidentiality, non-compete and assignment of invention clauses. The agreement also provides that if the Board of Directors terminates Mr. Santelli's employment with the Company because of his willful and material misconduct or because he has breached the agreement in any material respect, or if Mr. Santelli terminates his employment other than for "Good Reason" (as that term is defined in the agreement), he is entitled to salary and benefits accrued through the date of termination of employment. If Mr. Santelli dies or becomes disabled (as disabled is determined under the agreement), if the Company terminates his employment for reasons other than his misconduct or his breach of the agreement, or if he terminates his employment for Good Reason, the Company must pay him his accrued compensation and benefits for the remaining term of the agreement, including any extensions. The employment agreement provides that upon a change of control, Mr. Santelli may terminate his employment at any time within one year after the change of control upon 15 days' notice. Upon such termination, the Company must pay to Mr. Santelli a severance payment equal to the base amount as defined in Section 280G(b)(3) of the Internal Revenue Code minus $1.00. Upon a change of control, all outstanding stock options held by Mr. Santelli would become fully exercisable.

        Dale L. Hutchins, Ph.D. has an employment agreement with the Company effective as of November 1, 1999 which expires on October 31, 2003. After that date, it renews automatically for successive one-year terms, subject to the right of either party to terminate the agreement upon 180 days' prior written notice to the other party. The agreement provides that the Company will pay to Dr. Hutchins an annual salary of $140,000 for the first year of the term of the agreement and at least $140,000 per year thereafter, with the Board of Directors having the power to increase such salary. The agreement provides that Dr. Hutchins shall be entitled to participate in any and all fringe benefit plans, programs and practices sponsored by the Company for the benefit of its executive employees. If Dr. Hutchins becomes

"disabled" within the meaning of that term as defined in his employment agreement, for a period of six months thereafter, he would be entitled to receive the salary to which he otherwise would have been entitled were he not disabled. Under the employment agreement, if Dr. Hutchins' employment terminates for any reason (including death, disability or involuntary resignation) other than voluntary resignation, or termination "for cause" under the agreement, Dr. Hutchins (or, in the event of his death, his estate) is entitled to receive from the Company a severance payment equal to 50% of Dr. Hutchins' annual salary in effect on the date of his termination of employment; the monetary value of all accrued, unused vacation time; and, for 180 days following the date of his termination, an amount equal to the value of incentive compensation under the plans and policies then in effect plus an amount equal to the value of the employee benefits to which he would have been entitled if he had remained in the employ of the Company. Dr. Hutchins' employment agreement contains confidentiality and non-compete clauses.

        The Company has an employment agreement with Kevin L. Nieuwsma effective as of October 1, 2000. The initial term of the agreement is one year, and the term is automatically extended for successive one-year periods unless either party gives written notice to the other party no later than 60 days before the expiration of each term. The agreement provides that the Company will pay to Mr. Nieuwsma a base salary of $125,000 per year and that he is entitled to participate in any of the Company's benefit and deferred compensation plans or programs that are available to its officers. The agreement contains confidentiality, non-compete and assignment of inventions clauses. The agreement also provides that if the Board of Directors terminates Mr. Nieuwsma's employment with the Company because of his willful and material misconduct or because he has breached the agreement in any material respect, or if Mr. Nieuwsma terminates his employment other than for "Good Reason" (as that term is defined in the agreement), he is entitled to salary and benefits accrued through the date of termination of employment. If Mr. Nieuwsma dies or becomes disabled (as disabled is determined under the agreement), if the Company terminates his employment for reasons other than his misconduct or his breach of the agreement, or if he terminates his employment for Good Reason, the Company must pay him his accrued compensation and benefits through the date of termination, pay him compensation for 24 months after such date and provide him benefits for a period of 12 months after such date.

        The Company has an employment agreement with Amro Albanna effective as of July 1, 2000. Subject to earlier termination under the terms of the agreement, the term of the agreement is from July 1, 2000 to June 30, 2003. The employment agreement provides that the Company is to pay to Mr. Albanna base compensation of $100,000 per year. In addition, it provides that Mr. Albanna is entitled to participate in or receive benefits on the same basis as other executives of the Company under the Company's employee benefit plans and arrangements applicable to senior management. According to the employment agreement, the Company is entitled to terminate Mr. Albanna's employment at any time, by written notice delivered to him, if it has "cause" as defined in the agreement. In addition, the agreement provides that Mr. Albanna may terminate his employment voluntarily at any time upon 30 days' written notice to the Company's Board of Directors. The employment agreement includes confidentiality, non-compete and assignment of inventions clauses. Mr. Albanna's employment was terminated effective February 14, 2003, and the Company intends to honor the terms of the agreement until the expiration of its term.

Certain Transactions

Applied Digital Solutions, Inc., IBM Credit Corporation and the Digital Angel Share Trust

        On March 27, 2002, the merger of the Company's wholly-owned subsidiary with the former Digital Angel Corporation became effective, and the Company changed its name to "Digital Angel Corporation." At the effective time of the merger, each issued and outstanding share of the former Digital Angel Corporation common stock was converted into 0.9375 fully-paid, non-assessable and newly-issued shares of the Company's common stock. In the merger, ADS, as the former sole stockholder of Digital Angel Corporation, received 18,750,000 shares of the Company's common stock. In satisfaction of a condition to the consent to the merger of IBM Credit LLC, which is a secured creditor of ADS, upon completion of the merger, ADS transferred to the Digital Angel Share Trust, a Delaware statutory business trust controlled by an independent advisory board, all shares of the Company's common stock owned by ADS. As a result, the Digital Angel Share Trust is now the beneficial owner of approximately 73% of the Company's common stock.

        According to the terms of the trust agreement for the Digital Angel Share Trust, if amounts owed to IBM Credit LLC by ADS are not paid when due, or if ADS otherwise is in default under the credit agreement and its obligations are accelerated, IBM Credit LLC has the right to require shares of the Company's common stock held in the Trust to be sold to provide funds to satisfy the obligations of ADS to IBM Credit LLC. ADS did not make the $29.8 million principal payment, plus $16.4 million of accrued interest and expenses, due to IBM Credit LLC on March 6, 2003 under the credit agreement between ADS and IBM Credit LLC, and on March 7, 2003, ADS announced that it has filed a lawsuit against IBM Corporation and IBM Credit LLC. ADS, IBM Credit LLC, the Company and other parties entered into a Forbearance Agreement dated March 24, 2003 with respect to the loans from and other obligations owed to IBM Credit LLC by ADS. Under the Forbearance Agreement, ADS agreed to dismiss the lawsuit against IBM Credit LLC and IBM Corporation with prejudice. ADS also agreed to engage an investment bank within 30 days of the effective date of the Forbearance Agreement (which is no later than March 31, 2003) to sell the Company's shares held in the Trust. The proceeds of the sale of the shares are to be used to pay ADS's loans from and its other obligations owed to IBM Credit LLC. Under the Forbearance Agreement, the Company agreed to cooperate in selling its shares by participating in "road shows" and other sales efforts. IBM Credit LLC agreed under the Forbearance Agreement to not enforce its rights as a creditor against ADS (other than pursuing the sale of the Company's shares held in the Trust).

        Any sales of the Company's shares held in the Digital Angel Share Trust may be in private transactions or in the public market. The Company can give no assurance as to when or how shares of the Company's common stock will be sold by or on behalf of the Trust or as to who will purchase such shares, if they are sold. In addition, the Company does not know whether ADS will challenge any attempted sale by the Digital Angel Share Trust of such shares. The sale of a significant amount of shares of the Company owned by the Trust in a single transaction or in a series of transactions over a short period of time could result in a significant decline in the market value of the Company's common stock. Thus, the duration of the Trust's control over the Company and the identity of any parties which may acquire control of the Company if and when such sales commence are uncertain.

Transactions with Applied Digital Solutions, Inc.

        During 2002, the Company paid to ADS approximately $300,000 for research services. ADS is the beneficial owner, along with the Digital Angel Share Trust, of approximately 73% of the Company's outstanding common stock.

        Before March 27, 2002, ADS provided certain general and administrative services to Digital Angel Technology Corporation (formerly Digital Angel Corporation), including finance, legal, benefits and other miscellaneous items. The costs of these services are included in the Company's statements of operations based on utilization, which management believes to be reasonable. Costs of these services were $200,000 for the year ended December 31, 2002. ADS also charged Digital Angel Technology Corporation $1.8 million of interest expense in 2002, which was converted to a capital contribution. In addition, during 2002, accrued expenses of $300,000 were relieved and contributed to capital by ADS. Other transactions resulted in a $500,000 payment due to ADS at December 31, 2002.

        ADS acquired Timely Technology Corp., a part of the Advanced Wireless Group, in 2000 and the merger agreement included an earnout provision based on performance through June 30, 2002. During 2002, ADS paid the selling shareholder of Timely Technology Corp. $3.6 million through the issuance of 5,502,000 shares of ADS stock as the final payment under the earnout provision. This obligation has been reflected in the Company's consolidated financial statements as a capital contribution by ADS and an increase to goodwill and other intangibles.

        The Company has an exclusive eleven-year Distribution and Licensing Agreement dated March 4, 2002 with Verichip Corporation, a wholly-owned subsidiary of ADS, covering the manufacturing, purchasing and distribution of Verichip's implantable microchip and the maintenance of the Verichip Registry by the Company. The agreement includes a license for the use of the Company's technology in Verichip's identified markets. The Company will be the sole manufacturer and supplier to Verichip. Revenue recognized under the Distribution and Licensing Agreement was $68,800 for 2002.

        In connection with certain obligations of ADS to IBM Credit LLC, the Company must maintain a certain level of Minimum Cumulative Modified EBITDA which, as defined in the IBM credit agreement, excludes non-cash compensation expense, one-time charges, impairment losses or any liability or claim that will be satisfied by issuance of the Company's common stock, and a certain level of the ratio of Current Assets to Current Liabilities. On September 30 and November 1, 2002, the debt covenants in the IBM credit agreement were amended for the remainder of 2002. The amendments reduced the Company's Minimum Cumulative Modified EBITDA and ratio of Current Assets to Current Liabilities requirements for the quarters ended September 30, 2002 and December 31, 2002. The Company's debt covenant requirements under the IBM credit agreement, as amended on November 1, 2002, were as follows:

COVENANT	COVENANT REQUIREMENTS
Current Assets to Current Liabilities	June 30, 2002 September 30, 2002 December 31, 2002		1.8:1 1.05:1 1.09:1
Minimum Cumulative Modified EBITDA	June 30, 2002 September 30, 2002 December 31, 2002	$ $ $	577,000 (338,000 732,000)

        At December 31, 2002, the Company was out of compliance with the debt covenants contained in the IBM credit agreement.

Other Matters

        The Company had a consulting agreement with Susquehanna Development, L.L.C. ("Susquehanna"), which is owned by Robert P. Crabb, the former Secretary of the Company, a former employee of the Company, and a Director of the Company from June 23, 2000 until February 23, 2001. In fiscal 2001, the Company paid Susquehanna $101,400 under the consulting agreement. By agreements dated February 23, 2001, the Company granted to Susquehanna an option to purchase 35,000 shares of the Company's common stock and to Mr. Crabb an option to purchase 15,000 shares. The exercise price of both options is $4.00 per share. The terms of both options provided that they would terminate upon the termination of the Company's employment or other relationship with Susquehanna and Mr. Crabb. Effective June 30, 2002, the Company terminated its consulting agreement with Susquehanna, and Mr.

Crabb's employment with the Company was terminated. At its meeting on June 27, 2002, the Board amended the terms of the options to provide that they would expire on June 30, 2003.

        In 2002, the Company paid $93,750 to Richard J. Sullivan, a Director and the Chairman of the Company.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        From January 1, 2002 until March 27, 2002, the Compensation Committee consisted of Messrs. Robert C. Goodwin, Jr. and Paul R. Sanberg, who were then Directors of the Company. On March 27, 2002, the effective date of the merger, Messrs. Goodwin and Sanberg resigned from the Compensation Committee, and the Board appointed Mr. Kenneth D. Larson and Howard S. Weintraub, Ph.D. to the Compensation Committee. Each of these individuals is a non-employee, "independent" director of the Company.

REPORT OF THE COMPENSATION COMMITTEE

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings or this proxy statement, the following report shall not be deemed to be incorporated by reference into any such filings. In addition, the following report shall not be deemed to be "soliciting material" or "filed" with the SEC.

        The Compensation Committee determines the amount of compensation of, and incentives for, the Company's executive officers. The Compensation Committee also has the power to administer the 1998 Stock Plan and the 2002 Stock Plan.

        The base salary, bonus and benefits payable to the executive officers of the Company for the year ended December 31, 2002 were fixed under written employment agreements. The terms of these agreements were determined prior to January 1, 2002 and before the March 27, 2002 appointment of the current numbers of the Compensation Committee (who are identified below). These employment agreements provide as follows:

  •
  Dr. Hall was employed under an employment agreement that commenced on November 1, 1998 and provided for an annual salary of $260,000 and bonuses and benefits based on the Company's internal policies.

  •
  Mr. Pickett was employed under an employment agreement that commenced on November 1, 1998 and provided for an annual salary of $180,000 and bonuses and benefits based on the Company's internal policies.

  •
  Dr. Hutchin's employment agreement was for a four-year term that commenced on November 1, 1999. Under the agreement, he received an annual salary of $140,000 and was eligible for bonuses and benefits based on the Company's internal policies.

  •
  Mr. Geissler's employment agreement is for a five-year term that commenced on March 8, 2002 and will end on March 7, 2007. It provides for an annual salary of not less than $250,000 and an annual bonus of not less than $50,000, plus such bonuses, incentive compensation and other compensation, if any, as the Company's Board or the Compensation Committee shall determine. The agreement also provides that Mr. Geissler receives from the Company a monthly $5,000 flexible perquisite allowance.

  •
  Mr. Santelli's employment agreement is for a three-year term that commenced on April 1, 2002 and will end on March 31, 2005. It provides for an annual base salary of $175,000.

  •
  Mr. Nieuwsma's employment agreement is for a one-year term that commenced on October 1, 2000 and is automatically renewable for successive one-year periods. It provides for an annual base salary of $125,000 per year.

  •
  Mr. Albanna's employment agreement is for a three-year term commencing on July 1, 2000 and ending on June 30, 2003. It provides for annual base compensation of $100,000 per year.

        As described above in this proxy statement, the Company maintains the 1998 Stock Plan and the 2002 Stock Plan under which stock options may be granted to officers, directors, employees, advisors and consultants who render services to the Company.

        As set forth in the report of the previous Compensation Committee included in the Company's Proxy Statement dated September 23, 2002, in determining the compensation of the Company's executive officers, that Compensation Committee considered promoting the Company's growth and providing compensation to recognize performance and retain qualified officers. It also considered the size of the Company and the compensation packages of executive officers of comparable companies.

        As set forth in the report of the previous Compensation Committee included in the Company's Proxy Statement dated September 23, 2002, in determining the compensation of the Chief Executive Officer, that Compensation Committee considered the compensation, including the terms of options, of chief executive officers of comparable companies, as well as the availability of standard benefit packages and stock options at comparable companies. The Committee also reported that it based the Chief Executive Officer's compensation on his expected performance and his achievement of expected performance goals.

By the Compensation Committee

Kenneth D. Larson
Howard S. Weintraub, Ph.D.

REPORT OF THE AUDIT COMMITTEE

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings or this proxy statement, the following report shall not be deemed to be incorporated by reference into any such filings. In addition, the following report shall not be deemed to be "soliciting material" or "filed" with the SEC.

        The Audit Committee for the year ended December 31, 2002, whose members are identified below, has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2002 with management of the Company and has discussed the matters required to be discussed by SAS 61 with the Company's independent auditors. The Audit Committee has also received the written disclosures and the letter from the Company's independent auditors required by Independent Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditors' independence. Based upon its review of the foregoing materials and its discussions with the Company's management and independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

        The Audit Committee has a written charter adopted by the Board on March 27, 2003, which is included in this proxy statement as Exhibit A. Also, during 2002, and in voluntary early compliance with the Sarbanes-Oxley Act of 2002, the Audit Committee established procedures for the receipt, retention and treatment of any complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by the Company's employees of any concerns regarding questionable accounting or auditing matters.

By the Audit Committee

Richard S. Friedland
Kenneth D. Larson
Howard S. Weintraub, Ph.D.

PERFORMANCE GRAPH

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings or this proxy statement, the following performance graph and accompanying data shall not be deemed to be incorporated by reference into any such filings. In addition, they shall not be deemed to be "soliciting material" or "filed" with the SEC.

        The Company's common stock is traded on The American Stock Exchange under the symbol "DOC." The following graph shows changes during the period from December 31, 1997 to December 31, 2002 in the value of $100 invested in: (1) the Company's common stock; (2) the Total Return Index for The Nasdaq Stock Market (U.S.) compiled by the Center for Research in Securities Prices ("CRSP") at the University of Chicago, Chicago, Illinois; and (3) the CRSP Total Return Index for Nasdaq Non-Financial Stocks. The values of each investment as of the dates indicated are based on share prices plus any dividends paid in cash, with the dividends reinvested on the date they were paid. The calculations exclude trading commissions and taxes.

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Digital Angel Corporation	$100.00	$1,750.00	$5,200.00	$1,725.00	$1,960.00	$1,020.00
CRSP Total Return Index for The Nasdaq Stock Market (U.S.)	$100.00	$140.99	$261.48	$157.42	$124.89	$86.34
CRSP Total Return Index for Nasdaq Non-Financial Stocks	$100.00	$146.75	$287.71	$167.68	$128.22	$83.83

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth information as of March 31, 2003 regarding the beneficial ownership of shares of Common Stock of the Company by (i) each person (including any "group") who is known by the Company to beneficially own more than 5% of the Company's common stock, (ii) each Named Executive Officer, (iii) each Director of the Company as of March 10, 2003, and (iv) all Directors and executive officers of the Company as a group.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned		Percent of Outstanding Shares(2)
Current Directors and Executive Officers:
Randolph K. Geissler	937,500	(3)	3.4%
Richard J. Sullivan	987,500	(4)	3.7%
Richard S. Friedland	93,750	(5)	*
Kenneth D. Larson	0		0%
Howard S. Weintraub, Ph.D.	0		0%
James P. Santelli	140,375	(6)	*
Dale L. Hutchins, Ph.D.	177,201	(7)	*
Kevin L. Nieuwsma	140,625	(8)	*
All current executive officers and Directors as a group (8 persons)	2,476,951	(9)	8.8%
Former Named Executive Officers(10):
Ronald W. Pickett	388,890	(11)	1.4%
Thomas M. Hall, M.D., M.I.M.	785,700	(12)	2.9%
Amro Albanna	182,813	(13)	*
Certain Other Beneficial Owners:
Applied Digital Solutions, Inc. 400 Royal Palm Way Suite 410 Palm Beach, FL 33480	19,600,000	(14)	73.2%
Digital Angel Share Trust c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19898	19,600,000	(15)	73.2%

*
Less than 1%.

(1)
Unless otherwise indicated, the Company believes that the beneficial owners of the common stock described above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)
Based on 26,767,889 shares outstanding as of March 10, 2003, which does not include 8,517,506 shares of common stock subject to stock options and warrants outstanding at March 10, 2003. However, as indicated, each figure showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by each beneficial owner within 60 days of March 10, 2003 upon the exercise of stock options and warrants.

(3)
Consists of 937,500 shares subject to options held by Mr. Geissler.

(4)
Includes 50,000 shares subject to options held by Mr. Sullivan.

(5)
Consists of 93,750 shares subject to options held by Mr. Friedland.

(6)
Consists of 140,375 shares subject to options held by Mr. Santelli.

(7)
Includes 141,000 shares subject to options held by Mr. Hutchins.

(8)
Consists of 140,625 shares subject to options held by Mr. Nieuwsma.

(9)
Includes 1,453,250 shares subject to options held by all current executive officers and Directors as a group.

(10)
Of the individuals named, Mr. Pickett resigned from the Company and Dr. Hall became a non-executive officer employee of the Company effective March 27, 2002, and Mr. Albanna's employment with the Company was terminated effective February 14, 2003.

(11)
Consists of 38,890 shares owned beneficially by Mr. Pickett through his minor children and 350,000 shares subject to options.

(12)
Includes 2,300 shares owned by a family member in which Dr. Hall has an indirect beneficial ownership and 180,000 shares subject to options held by Dr. Hall.

(13)
Consists of 182,813 shares subject to options held by Mr. Albanna.

(14)
Represents shares beneficially owned by ADS but held of record by the Digital Angel Share Trust pursuant to a March 27, 2002 Trust Agreement by and between ADS and Wilmington Trust Company, as trustee.

(15)
Represents shares transferred by ADS to the Digital Angel Share Trust under a March 27, 2002 Trust Agreement by and between ADS and Wilmington Trust Company, as trustee.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        As required by rules adopted by the SEC under Section 16 of the Securities Exchange Act of 1934, directors and executive officers of the Company are required to file with the SEC an Initial Report of Beneficial Ownership on Form 3 within a certain period after becoming an executive officer or director stating the number of shares of common stock owned, a Report of Change in Beneficial Ownership on Form 4 to report certain transactions in the Company's common stock, and an Annual Statement of Beneficial Ownership of Securities on Form 5 to report other transactions in securities of the Company that are not required to be reported on a Form 4. Based upon the Company's review of such Forms furnished to it by the directors and executive officers required to file such Forms with respect to the year ended December 31, 2002, the Company believes that all of these filing requirements were satisfied during 2002.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has appointed the firm of Eisner LLP as independent auditors for the fiscal year ending December 31, 2003, subject to the ratification of the holders of the Company's common stock. If the holders of the common stock do not ratify the selection of Eisner LLP, other independent accounts may be considered and selected by the Board of Directors. All proxies received in response to this solicitation will be voted in favor of the ratification of the appointment of Eisner LLP as the Company's independent auditors, unless other instructions are indicated thereon. No representative of Eisner LLP will be present at the Annual Meeting, and no representative of BDO Seidman LLP, who audited the Company's financial statements for the Company's fiscal years ended October 31, 2000 and 2001, will be present at the Annual Meeting.

        On May 23, 2002, the Company engaged Eisner LLP as its independent auditors to audit its financial statements for the fiscal year ending December 31, 2002. During 2000 and 2001 and in the subsequent interim period from January 1, 2002 through May 23, 2002, the Company did not consult with Eisner LLP on items which concern the application of accounting principles generally, or as to a specific transaction or group of either completed or proposed transactions, or as to the type of audit opinion that might be rendered on the Company's financial statements. Eisner LLP did not prepare a report on the Company's financial statements for fiscal 2000 or 2001. Therefore, no report was issued by Eisner LLP that could contain an adverse opinion or disclaimer of opinion, or a qualification or modification, as to uncertainty, audit scope or accounting principles. The audit report of Eisner LLP for the year ended December 31, 2002 contains an explanatory paragraph expressing doubt about the Company's ability to continue as a going concern.

        On May 14, 2002, Grant Thornton, LLP ("Grant Thornton") notified the Company that it had resigned as the Company's certifying accountant. Since Grant Thornton was engaged on April 18, 2002, it did not prepare a report on the Company's financial statements for fiscal 2000 or 2001. Therefore, no report was issued by Grant Thornton that could contain an adverse opinion or disclaimer of opinion, or a qualification or modification, as to uncertainty, audit scope or accounting principles. Between April 18, 2002 and May 14, 2002, there were no disagreements with Grant Thornton on any matter of accounting principles or accounting practices, financial statement disclosure, or auditing scope or procedure. Grant Thornton advised the Company that its decision to resign was caused by its resignation as auditor for ADS, the Company's majority shareholder.

        On April 18, 2002, the Company dismissed BDO Seidman LLP ("BDO") as the Company's certifying accountant. BDO's report on the financial statements of the Company for its past two fiscal years contained no adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope, or accounting principle. The decision to change accountants was unanimously approved by the Company's Board of Directors, including all members of the Company's Audit Committee. During the fiscal years ending October 31, 2000 and 2001 and through the subsequent interim period beginning November 1, 2001 and ending April 18, 2002, there were no disagreements with BDO on any manner of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Audit and Non-Audit Fees

        The following table presents fees for professional audit services rendered by Eisner LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 and fees billed for other services rendered by Eisner LLP. The Audit Committee determined that the provision by

Eisner LLP to the Company of the non-audit fees is compatible with maintaining Eisner LLP's independence.

Audit fees	$238,495
Financial information systems design and implementation fees	0
All other fees(1)	37,100

Total fees	$275,595

(1)
These fees relate to the review of the Company's Registration Statement on Form S-1 that it filed in 2002.

Stockholder Approval

        The affirmative vote of a majority of the shares of common stock of the Company represented at the Annual Meeting either in person or by proxy, assuming a quorum is present, is required to ratify the appointment of Eisner LLP as independent auditors for the Company for the year ending December 31, 2003.

        The Board of Directors recommends that the stockholders vote for the ratification of the appointment of Eisner LLP as independent auditors as set forth in Proposal 2.

PROPOSALS OF STOCKHOLDERS

        Any stockholder of the Company who wishes to present a proposal at the 2004 Annual Meeting of Stockholders and who wishes to have such proposal included in the Company's proxy statement for that meeting must deliver a copy of such proposal to the Company at 490 Villaume Avenue, South St. Paul, Minnesota 55075, Attention: Corporate Secretary, for receipt not later than December 17, 2003. The Company reserves the right to decline to include in the Company's proxy statement any stockholder's proposal that does not comply with the rules of the SEC for inclusion therein.

        For any proposal that is not submitted for inclusion in next year's proxy statement but is instead sought to be presented directly at the 2004 Annual Meeting of Stockholders, management will be able to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on March 1, 2004 and advises stockholders in the 2003 Proxy Statement about the nature of the matter and how management intends to vote on such matters; or (2) does not receive notice of the proposal before the close of business on March 1, 2004. Notices of intention to present proposals at the 2004 Annual Meeting of Stockholders should be addressed to: Digital Angel Corporation, 490 Villaume Avenue, South St. Paul, Minnesota 55075, Attention: Corporate Secretary.

OTHER BUSINESS

        At the date of this Proxy Statement, management knows of no other business that may properly come before the Annual Meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

ANNUAL REPORTS

        The Company is mailing a copy of its Annual Report to Stockholders with this proxy statement. However, the Annual Report is not to be considered part of the proxy solicitation materials.

        The Company's Annual Report on Form 10-K is available without charge upon written request to Mr. James P. Santelli, Digital Angel Corporation, 490 Villaume Avenue, South St. Paul, Minnesota 55075.

HOUSEHOLDING

        As permitted by the Securities Exchange Act of 1934, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the proxy statement. The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to: Digital Angel Corporation, 490 Villaume Avenue, South St. Paul, Minnesota 55075, Attention: Corporate Secretary.

        Stockholders residing at the same address and currently receiving only one copy of the proxy statement may contact the Corporate Secretary at the address set forth above to request multiple copies of proxy statements in the future. Stockholders residing at the same address and currently receiving multiple copies of proxy statements may contact the Corporate Secretary to request that only a single copy of proxy statements be mailed in the future.

Dated: April 14, 2003.	By Order of the Board of Directors,

James P. Santelli, Secretary

Exhibit A
Digital Angel Corporation
Audit Committee Charter
Adopted by the Board of Directors
on
March 27, 2003

DIGITAL ANGEL CORPORATION

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.    PURPOSE

        The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of Digital Angel Corporation (the "Corporation") in fulfilling its general oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally.

        Management is responsible for the preparation, presentation and integrity of the Corporation's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Corporation's independent auditors are responsible for performing an independent audit of the consolidated financial statements of the Corporation in accordance with generally accepted auditing standards.

        The Committee serves a Board-level oversight role in which it provides advice, counsel and direction to management and the independent auditors on the basis of the information it receives, discussions with the independent auditors, and the experience of the Committee's members in business, financial and accounting matters.

        The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section IV of this Charter. The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as to officers and employees of the Corporation.

II.    COMPOSITION

        The Committee shall be comprised of three or more directors, each of whom shall be independent, non-officer directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Committee members shall otherwise meet the applicable audit committee membership requirements of the Securities Exchange Act of 1934, the Securities and Exchange Commission and The American Stock Exchange (as may be modified or supplemented from time to time). At least one member of the Committee shall qualify as a "financial expert" in accordance with the requirements of the Securities Exchange Act of 1934, the Securities and Exchange Commission and The American Stock Exchange (as may be modified or supplemented from time to time).

        The members of the Committee shall be elected by the Board and serve until their successors shall be duly elected and qualified or until their earlier death or resignation from the Committee. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Chair of the Committee shall be financially sophisticated within the meaning of the rules of The American Stock Exchange (as may be modified or supplemented from time to time).

III.  MEETINGS

        The Committee shall meet quarterly and more frequently as circumstances dictate. As part of its job to foster open communication, and as the Committee deems appropriate, the Committee may meet privately in separate sessions with executive management, the principal accounting officer, and/or the independent auditors and as a committee to discuss any matters that the Committee or each of these individuals or groups believes should be discussed.

IV.  RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties, the Audit Committee shall:

Documents/Reports Review

1.
Review and reassess the adequacy of this Charter at least annually, and more frequently as conditions dictate, and propose any amendments to the Charter as it deems necessary or appropriate. Submit the Charter to the Board for approval and cause the Charter to be approved as frequently as may be required by the regulations of the Securities and Exchange Commission and the rules of The American Stock Exchange (as may be modified or supplemented from time to time).

2.
Review the Corporation's annual audited financial statements before they are filed with the Securities and Exchange Commission or released. Review should include discussion with management and the independent auditors of significant issues regarding critical accounting estimates, accounting principles, practices and judgments, including a review with the independent auditors of any auditor report to the Committee required under the rules of the Securities and Exchange Commission or The American Stock Exchange (as may be modified or supplemented from time to time). Review should also include review of the independence of the independent auditors (see Item 6 below) and the discussion with the independent auditors of the conduct of their audit (see Item 9 below). Based on such review, determine whether to recommend to the Board that the annual audited financial statements be included in the Corporation's Annual Report on Form 10-K filed under the rules of the Securities and Exchange Commission.

3.
Review with management and the independent auditors the Corporation's interim financial reports before they are filed with the Securities and Exchange Commission or released. The Committee may designate a member or members of the Committee to represent the entire Committee for purposes of this review.

4.
Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

5.
Prepare a report to shareholders as required by the rules of the Securities and Exchange Commission and The American Stock Exchange (as may be modified or supplemented from time to time) to be included in the Corporation's annual proxy statement.

Independent Auditors

6.
The Corporation's independent auditors are directly accountable to the Committee and the Board. The Committee shall select the Corporation's independent auditors and approve the fees and other compensation to be paid to the independent auditors. The Corporation shall, at all times, make adequate provisions for the payment of all fees and other compensation approved by the

2

  Committee to the Corporation's independent auditors.. On an annual basis, the Committee shall review and discuss with the independent auditors all significant relationships the auditors have with the Corporation to determine the auditors' independence. Such review should include receipt and review of a report from the independent auditors regarding their independence consistent with Independence Standards Board Standard I (as may be amended or supplemented from time to time). All engagements for non-audit services by the independent auditors must be approved by the Committee before the commencement of such services. The Committee may designate a member or members of the Committee to represent the entire Committee for purposes of approval of non-audit services, subject to review by the full Committee at the next regularly scheduled meeting. The Corporation's independent auditors may not be engaged to perform prohibited activities under the Sarbanes-Oxley Act of 2002 or the rules of the Public Company Accounting Oversight Board or the Securities and Exchange Commission.

7.
Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

8.
Consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

9.
Before filing or releasing annual financial statements, discuss the conduct and results of the audit with the independent auditors, including a discussion of the matters required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 61 (as may be modified or supplemented from time to time).

10.
Obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934.

11.
Consider the independent auditors' judgment about the quality and appropriateness of the Corporation's accounting principles and critical accounting estimates as applied in its financial reporting.

Financial Reporting Processes and Controls

12.
In consultation with the independent auditors and the principal accounting officer, review the integrity of the Corporation's financial reporting processes and controls, both internal and external. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the principal accounting officer together with management's responses. Review any significant changes to the Corporation's auditing and accounting policies.

13.
Consider the independent auditors' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

14.
Consider and approve, if appropriate, significant changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditors, executive management, or the principal accounting officer.

3

Process Improvement

15.
Establish regular and separate systems of reporting to the Committee by each of executive management, the independent auditors and the principal accounting officer regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

16.
Following completion of the annual audit, review separately with executive management, the independent auditors and/or the principal accounting officer, as the Committee deems necessary or appropriate, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

17.
Resolve any disagreements between management and the independent auditors regarding financial reporting.

18.
Review with the independent auditors, the principal accounting officer and/or executive management, as the Committee deems necessary or appropriate, the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Other and Legal Compliance

19.
Evaluate, at least annually, the need to establish an internal audit function in the Corporation and reports the results of such evaluation to the full Board.

20.
Approve the appointment and compensation and oversee the work of any accounting firm employed by the Corporation.

21.
On at least an annual basis, review with management of the Corporation and with the Corporation's law firm(s) any legal matters that could have a significant impact on the Corporation's financial statements, the Corporation's compliance with applicable laws and regulations and any inquiries received from regulators or governmental agencies.

22.
Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission to the Committee by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

23.
Oversee all related party transactions entered into by the Corporation, as may be required by the rules of the Securities and Exchange Commission or The American Stock Exchange (as may be modified or supplemented from time to time).

24.
Retain, at the Corporation's expense, special legal, accounting or other consultants or experts it deems necessary to carry out its duties. The Corporation shall, at all times, make adequate provisions for the payment of all fees and other compensation approved by the Committee to any consultants or experts employed by the Committee.

25.
Perform any other activities consistent with this Charter, the Corporation's bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

4

26.
Maintain minutes of Committee meetings and periodically report to the Board on significant results of the foregoing activities.

Although the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, which is the responsibility of management and the independent auditors. It is also the responsibility of management to assure compliance with laws and regulations and the Corporation's corporate policies with oversight by the Committee in the areas covered by this Charter.

Adopted by the Digital Angel Corporation Board of Directors on March 27, 2003.

5

DIGITAL ANGEL CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 8, 2003

DIGITAL ANGEL CORPORATION	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders on May 8, 2003.

The undersigned, revoking all prior proxies, hereby appoints Randolph K. Geissler and James P. Santelli, and either of them, as proxy or proxies, with full power of substitution and revocation, to vote all shares of common stock of Digital Angel Corporation (the "Company") of record in the name of the undersigned at the close of business on April 8, 2003, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 8, 2003, or at any adjournment thereof, upon the following matters:

See reverse for voting instructions.

COMPANY # CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 11:00 a.m. (CT) on May 7, 2003.
•
You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.
•
Follow the simple instructions the Voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/doc/ — QUICK *** EASY *** IMMEDIATE

•
Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12 noon (CT) on May 7, 2003.
•
You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Digital Angel Corporation, c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
\/ Please detach here \/

1.	Electing the following directors:	01 Randolph K. Geissler 02 Richard J. Sullivan 03 Richard S. Friedland	04 Kenneth D. Larson 05 Howard S. Weintraub, Ph.D.	☐	Vote FOR all nominees (except as marked)			☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratifying the appointment of Eisner LLP as independent auditors for the fiscal year ending December 31, 2003.			☐	For	☐	Against	☐	Abstain
In their discretion, the Proxies are authorized to vote upon any other matters as may properly come before the Annual Meeting or any adjournments thereof.
Please mark, date, sign, and mail this proxy promptly in the enclosed envelope.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2. The Board of Directors recommends a vote for Proposals 1 and 2.
Address Change? Mark Box Indicate changes below:		☐			Dated:

Signature(s) in Box
Please sign your name exactly as it appears below. In the case of shares owned in joint tenancy or as tenants in common, all should sign. Fiduciaries should indicate their title and authority.

QuickLinks

PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
Exhibit A Audit Committee Charter
DIGITAL ANGEL CORPORATION AUDIT COMMITTEE OF THE BOARD OF DIRECTORS